Exhibit 10.2

List of Investors to Subscription Agreements dated November 21, 2025

Investor	Subscription Amount	Number of Shares
GEM Partners LP	$ 750,000.00	3,571,429
1 Main Capital	$ 1,041,600.00	4,960,000
Buckley Capital Partners LP	$ 249,999.96	1,190,476
Boothbay Absolute Return Strategies LP	$ 700,000.00	3,333,333
Boothbay Diversified Master Alpha Fund LP	$ 300,000.00	1,428,571
Andrew Tobias	$ 210,000.00	1,000,000
William Lapp	$ 44,341.71	211,151
Joseph Graves	$ 40,000.00	190,476
Glenn Primack	$ 50,000.00	238,095
James Van Metre	$ 50,190.00	239,000
Beth Milen	$ 25,000.00	119,048